Exhibit 99.2

Prepared Remarks by Company Management, dated November 5, 2015

Set forth below are prepared remarks by management of The Men’s Wearhouse, Inc. (the “Company”) relating to the Company’s press release issued on November 5, 2015 providing its preliminary third quarter results for the quarter ended October 31, 2015 and its updated fiscal 2015 outlook.  Please note the information on forward looking statements and the use of non-GAAP financial measures, which precedes the prepared remarks.

Forward Looking Statements

The prepared remarks contain forward-looking information.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements.  These forward-looking statements may be significantly impacted by various factors, including, but not limited to: actions by governmental entities, domestic and international economic activity and inflation, success, or lack thereof, in executing our internal operating plans and new store and new market expansion plans, as well as integration of acquisitions, including Jos. A. Bank, performance issues with key suppliers, disruptions in our supply chain, severe weather, foreign currency fluctuations, government export and import policies, advertising or marketing activities of competitors, and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.

The forward-looking statements in the prepared remarks speak only as of the date hereof. Except for the ongoing obligations of Men’s Wearhouse to disclose material information under the federal securities laws, Men’s Wearhouse undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.  Other factors that may impact the forward-looking statements are described in our latest annual report on Form 10-K and our filings on Form 10-Q.  For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.josbank.com, www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

Use of Non-GAAP Financial Measures

The prepared remarks contain references to adjusted EPS, a non-GAAP financial measure.  Adjusted EPS excludes items we believe are not indicative of our core operating results as well as certain items related to the acquisition and integration of Jos. A. Bank.  This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s financial performance.  The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to financial information prepared in accordance with GAAP.  Please see our second quarter earnings release for additional information on the use of non-GAAP financial measures and a reconciliation of GAAP to non-GAAP information.

Beginning of Prepared Remarks:

Kelly Dilts, Senior Vice President- Finance and Investor Relations

Thanks everyone for joining us.  Men’s Wearhouse issued a press release today providing preliminary third quarter estimated results and an updated outlook for fiscal year 2015.  Doug Ewert, Men’s Wearhouse CEO, will provide some additional color regarding the information contained in this release.  Please note that we will not be conducting a Q&A session at the end of this call.

There will be a replay of today’s call via webcast on the Company’s investor relations website, which is accessible at ir.menswearhouse.com.  Additionally, the transcript of this call has been filed with our 8-K today and a recorded, telephonic replay will be available until November 19th.  The information for the dial-in is in the press release.

The estimated results including any non-GAAP financial measures discussed today are based on information available to the Company as of today, November 5, 2015 and are subject to revision upon finalization of the quarterly accounting and financial reporting procedures.  Additionally, the information on this call speaks only as of today, and therefore you are advised that time-sensitive information may no longer be accurate as of the time of any replay listening or transcript reading.

Finally, the comments made during the conference call contain forward-looking statements within the meaning of the United States federal securities laws. These forward-looking statements reflect the current views of management.  However, various risks, uncertainties and contingencies could cause actual results, performance or achievements to differ materially from those expressed in the statements made by management. The listener or reader is encouraged to read the Company’s annual report on Form 10-K and quarterly reports on Forms 10-Q to understand these risks, uncertainties and contingencies.  You can access all of these reports on the Men’s Wearhouse website.

And now I’d like to turn the call over to Doug Ewert.

Doug Ewert, Chief Executive Officer

Thanks Kelly.

Today we provided our preliminary view on the third quarter and an update to our fourth quarter and fiscal 2015 outlook.

Based on our preliminary sales results for the third quarter, we expect adjusted EPS for the quarter to be between $0.46 and $0.51.  This is down from our previous internal expectation of $0.87.

These preliminary results reflect the impact of a comp sales decrease of 14.6% at Joseph Bank.  While we expected top-line volatility at Joseph Bank, as we discussed on our second quarter earnings call, we did not anticipate a comp sales decrease of this magnitude.

Third quarter comps at Men’s Wearhouse increased 5.3% with clothing comps of 7.2% driven by higher traffic.  Tuxedo comps increased 0.7%.  K&G comp sales increased 3.7% also driven by higher traffic.  Moores comps decreased 5.4% primarily due to weakening macro-economic conditions in Canada.

We’re disappointed by the third quarter results at Joseph Bank.  As we have discussed, we believe that the historical promotional pricing strategies, specifically the buy-one-get-three or more free events, are toxic to the business and have caused the business to struggle for some time.  This adverse impact became much more pronounced as the third quarter progressed in spite of prior year comps that became progressively easier, and provided further evidence that change is needed, and needed now.

Our customer research indicates that while our existing customers appreciate our quality and value, many dislike being forced to buy in quantity.  Additionally, many of our prospective customers found our promotional offers confusing, and questioned the quality of our products.  We believe that deploying these promotional strategies over time has resulted in the pull forward of volume with existing customers, while limiting new customer acquisition.

Given the deteriorating results, and the clear customer feedback, we’ve introduced new strategies to begin building a sustainable model and restore the brand to health.  During the third week of October, we held the final Buy-One-Get-Three Free event, signaling an end to the historical promotional practices.  We are following that with new promotional offers that don’t require unnatural quantity purchases, and are better aligned with how our customers have told us they want to shop.  Supporting the promotional messaging, we’re making investments in customer acquisition.  We have launched new branding messaging that speaks to a quality promise, and introduces the new 1905 collection that targets a younger customer.  In addition, we have introduced a loyalty program that will reward our customers and encourage more frequent purchases.  Along with the changes to our marketing strategies, we have introduced new selling techniques, and a new store compensation program that aligns incentives with the improved selling behaviors.

At this time, it’s too early to report any results on this new strategy, but we’ll update everyone in December with what we have learned to date when we report actual third quarter results.

Let’s turn now to the remainder of the year.  Fourth quarter comparable sales at Joseph Bank are now expected to decrease between 20% and 25% resulting from both a decline in traffic, continuing from the third quarter trend, and a previously expected decline in units per transaction.

Joseph Bank gross margin rates for the fourth quarter are still expected to improve significantly.  Clothing margin before occupancy is expected to increase approximately 500 basis points over the prior year and, including occupancy, to increase approximately 200 basis points.  That said, the gross margin dollars are now expected to be well below last year’s fourth quarter.

Additionally, we expect the legacy retail brands to average a 3% to 4% comp sales increase.

Adjusted EPS for fiscal 2015 is now estimated to be in the range of $1.75 to $2.00.  We’ll be prepared to discuss both 2016 and 2017 guidance when full year results are reported in March.

In summary, when we acquired Joseph Bank, we knew we were buying a business that had struggled under strategies that may have worked for a time, but in our opinion were not aligned with best practices and modern consumer preferences.

We identified many significant opportunities to improve the health of the business by leveraging our experience, scale, and shared services platform.  Our work to date has deepened our understanding of the challenges and opportunities, unlocked considerable cost efficiencies, and set a foundation to begin restoring the brand to health.  We have recently introduced many significant improvements to the business, and while we’re confident that we’re on the right course, we are mindful that changing brand perception and customer buying patterns will take time.

We are disappointed that we will miss our current year guidance.  Please know that we remain focused on restoring Joseph Bank to healthy growth, and building on the strengths in all of our businesses to deliver value to our customers and shareholders.

We will report actual third quarter results and update you on our strategies in our December 9thearnings release and December 10th conference call.  Thank you for joining us on such quick notice for this preliminary results call.